Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of salesforce.com, inc. of our report dated February 22, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting of Tableau Software, Inc., which appears in Tableau Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
October 3, 2019